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Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Cardinal Financial Corporation:

        We consent to the incorporation by reference in the registration statement (No. 333-186133) on Form S-3 and the registration statements (Nos. 333-106694, 333-111672, 333-111673, 333-127395, 333-134923, 333-134934, and 333-174316) on Form S-8 of Cardinal Financial Corporation of our report dated March 16, 2015, with respect to the consolidated statements of condition of Cardinal Financial Corporation as of December 31, 2014 and 2013, and the related consolidated statements of income, comprehensive income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2014, and all related financial statement schedules, and the effectiveness of internal control over financial reporting as of December 31, 2014, which reports appears in the December 31, 2014 annual report on Form 10-K of Cardinal Financial Corporation.

KPMG LLP

McLean, Virginia
March 16, 2015

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  Exhibit 23
Consent of Independent Registered Public Accounting Firm